Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact:
Heide Erickson
Capella Education Company
612.977.5172
Heide.Erickson@capella.edu

Media Contact:
Mike Buttry
Capella Education Company
612.977.5499
Mike.Buttry@capella.edu

Capella Education Company Reports First Quarter 2015 Results

MINNEAPOLIS, April 28, 2015 - Capella Education Company (NASDAQ: CPLA), a provider of online post-secondary education, primarily through its wholly owned subsidiary Capella University, today announced financial results for the three months ended March 31, 2015.

“We are pleased with a strong start to the year and are on track to meet our growth expectations for 2015,” said Kevin Gilligan, chairman and chief executive officer. “Our performance gives us confidence in the sustainability of our strategies.”

For the three months ended March 31, 2015:

•	Revenues were $109.1 million, compared to $105.6 million in the first quarter of 2014, an increase of 3.3 percent.

•
Capella University total active enrollment increased 4.6 percent to 37,536, new enrollment increased by 15.3 percent from first quarter 2014 and early cohort persistence improved by approximately 3 percent.

•	Operating income was $16.8 million, compared to $15.1 million for the same period in 2014. Operating margin was 15.4 percent, compared to 14.3 percent for the first quarter 2014.

•	Net income for the first quarter of 2015 was $10.0 million, compared to $8.8 million for the same period in 2014.

•	Net income per diluted share was $0.80, compared to $0.70 for the same period in 2014.

Balance Sheet and Cash Flow

As of March 31, 2015, the Company had cash and marketable securities of $171.4 million, compared to $167.1 million at Dec. 31, 2014, and no debt for the same periods.
Cash flow from operating activities for the three months ended March 31, 2015 was $19.6 million compared to $15.5 million in the same period a year ago.

Dividend and Share Repurchases

A quarterly cash dividend of $0.37 per outstanding share of common stock was declared during the first quarter of 2015. The dividend was paid on April 15, 2015.

In the first quarter 2015, the Company repurchased approximately 58,000 shares of Capella stock for total consideration of $3.9 million. The remaining authorization as of the end of the first quarter was $28.1 million.

Outlook

For the second quarter ending June 30, 2015, Capella University new enrollment growth is expected to increase in the low single-digit percent range year-over-year. Total enrollment is expected to grow about 3.5 to 4.5 percent year-over-year, and consolidated revenue is expected to increase about 2.5 to 3.5 percent compared to second quarter 2014.

The consolidated operating margin is anticipated to be approximately 15.0 to 16.0 percent of total revenue for the second quarter of 2015.

“Our second quarter 2015 outlook reflects our continued ability to execute our strategies and deliver positive results in a challenging market environment,” said Steve Polacek, senior vice president and chief financial officer.

Forward-Looking Statements

Certain information in this news release does not relate to historical financial information, including statements relating to future prospects and expectations regarding our growth, revenues, enrollment, and operating performance, and should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company cautions investors not to place undue reliance on any such forward-looking statements, which are based on information available at the time those statements are made or management's good faith belief as of that time with regard to future events, and should not be read as a guarantee of future performance or results. Such statements are subject to risks and uncertainties which could cause the company's actual results to differ materially from historical results and from results presently anticipated or projected. The company undertakes no obligation to update its forward-looking statements.
Among these risks and uncertainties are any failure to materially comply with the extensive regulatory framework applicable to us, including compliance with Title IV of the Higher Education Act and the regulations thereunder; complying with U.S. Department of Education rules, including those regarding incentive compensation and gainful employment disclosures, certifications and program requirements; maintaining our business in accordance with regional and specialized accreditation standards and state regulatory and program approval requirements; adapting to changes in the administration, funding and availability for Title IV programs; any governmental review of our business, marketing, or financial aid practices, including by any state attorneys general, the federal Consumer Financial Protection Bureau, the Minnesota Office of Higher Education or other state regulatory bodies; successfully growing our FlexPath programs; maintaining and expanding existing commercial relationships with employers and developing new employer and business partner relationships; successfully managing our PhD completion efforts; improving our conversion rate and effectively leveraging our brand-driven marketing strategy; keeping up with advances in technology important to the online learner experience; effectively managing data security risks; improving our learner persistence and cohort retention rate; and managing risks associated with the overall competitive environment and general economic conditions.
Other factors that could cause the company's results to differ materially from those contained in its forward-looking statements are included under, among others, the heading "Risk Factors" in our most recent Form 10-K and Form 10-Qs on file with the Securities and Exchange Commission and other documents filed by the company with the Securities and Exchange Commission.
Conference Call

Capella will discuss its first quarter 2015 results and outlook during a conference call scheduled today, April 28, 2015, at 9:00 a.m. Eastern time (ET). To participate in the live call, investors should dial 866.385.4179 (domestic) or 702.928.7882 (international) at 8:50 a.m. (ET), conference ID# 14110827. The webcast, including the accompanying presentation, will be available on the Capella Education Company Web site at www.capellaeducation.com in the investor relations section. A replay of the call will be available starting on April 28, 2015 through May 5, 2015, at 855.859.2056 (domestic) or 404.537.3406 (international), conference ID# 14110827. It will also be archived at www.capellaeducation.com in the investor relations section.

Investor and Analyst Day

Capella Education Company will be hosting an Investor and Analyst Day on Thursday, May 14, 2015, in New York, NY, from 9:00 a.m. until 2:00 p.m. eastern time (ET). This invitation-only event will include presentations by Capella leaders on Capella’s position and differentiation in the market by offering the most direct path for learners, including through its FlexPath offering. The event will be webcast live on the Capella Education Company web site at www.capellaeducation.com. It will also be archived at www.capellaeducation.com in the investor relations section.

About Capella Education Company

Founded in 1991, Capella Education Company (http://www.capellaeducation.com) is a leader in online education, primarily through our wholly owned subsidiary Capella University (http://www.capella.edu), a regionally accredited* online university with more than 37,000 learners as of March 31, 2015. In addition, Capella Education Company offers online education through Resource Development International Ltd. (RDI) (http://www.rdi.co.uk), an independent provider of United Kingdom (UK) university distance learning qualifications. Capella Education Company also owns an innovative startup company called Sophia (http://www.sophia.org) - a social teaching and learning platform that integrates education with technology.

*Capella University is accredited by The Higher Learning Commission.

# # #

CAPELLA EDUCATION COMPANY
Consolidated Balance Sheets
(In thousands, except par value)

	As of March 31, 2015	As of December 31, 2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$99,423	$94,003
Marketable securities, current	33,268	29,619
Accounts receivable, net of allowance of $6,190 at March 31, 2015 and $6,558 at December 31, 2014	15,942	17,902
Prepaid expenses and other current assets	9,304	9,007
Deferred income taxes	2,868	2,809
Total current assets	160,805	153,340
Marketable securities, non-current	38,758	43,430
Property and equipment, net	38,785	37,246
Goodwill	16,815	16,961
Intangibles, net	1,792	1,927
Other assets	1,453	1,453
Total assets	$258,408	$254,357
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,816	$6,832
Accrued liabilities	26,754	23,410
Dividends payable	4,680	4,622
Income taxes payable	—	709
Deferred revenue	11,484	11,718
Total current liabilities	48,734	47,291
Deferred rent	2,261	2,440
Other liabilities	2,711	3,698
Deferred income taxes	6,058	5,894
Total liabilities	59,764	59,323

Shareholders’ equity:
Common stock, $0.01 par value: Authorized shares — 100,000; Issued and Outstanding shares — 12,224 at March 31, 2015 and 12,243 at December 31, 2014	122	122
Additional paid-in capital	113,796	112,417
Accumulated other comprehensive loss	(187)	(335)
Retained earnings	84,913	82,830
Total shareholders’ equity	198,644	195,034
Total liabilities and shareholders’ equity	$258,408	$254,357

CAPELLA EDUCATION COMPANY
Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2014
	(Unaudited)
Revenues	$109,074	$105,596
Costs and expenses:
Instructional costs and services	47,061	47,300
Marketing and promotional	27,500	25,761
Admissions advisory	7,204	6,927
General and administrative	10,529	10,465
Total costs and expenses	92,294	90,453
Operating income	16,780	15,143
Other expense, net	(146)	(342)
Income before income taxes	16,634	14,801
Income tax expense	6,597	5,984
Net income	$10,037	$8,817
Net income per common share:
Basic	$0.82	$0.71
Diluted	$0.80	$0.70
Weighted average number of common shares outstanding:
Basic	12,228	12,342
Diluted	12,485	12,612
Cash dividends declared per common share	$0.37	$0.35

CAPELLA EDUCATION COMPANY
Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended March 31,
	2015	2014
	(Unaudited)
Operating activities
Net income	$10,037	$8,817
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debts	3,188	3,509
Depreciation and amortization	5,502	6,168
Amortization of investment discount/premium, net	560	328
Impairment of property and equipment	—	160
Loss on disposal of property and equipment	21	64
Share-based compensation	1,737	1,447
Excess tax benefits from share-based compensation	(368)	(74)
Deferred income taxes	41	(482)
Changes in operating assets and liabilities
Accounts receivable	(1,297)	(2,049)
Prepaid expenses and other current assets	(6)	(358)
Accounts payable and accrued liabilities	903	(4,025)
Income taxes payable	(556)	1,347
Deferred rent	(178)	(149)
Deferred revenue	(21)	781
Net cash provided by operating activities	19,563	15,484
Investing activities
Capital expenditures	(7,333)	(5,835)
Investment in partnership interest	—	(1,063)
Purchases of marketable securities	(6,462)	(34,821)
Maturities of marketable securities	6,980	2,800
Net cash used in investing activities	(6,815)	(38,919)
Financing activities
Excess tax benefits from share-based compensation	368	74
Net proceeds from exercise of stock options	633	358
Payment of dividends	(4,532)	(4,326)
Repurchases of common stock	(3,715)	(3,203)
Net cash used in financing activities	(7,246)	(7,097)
Effect of foreign exchange rates on cash	(82)	(10)
Net increase (decrease) in cash and cash equivalents	5,420	(30,542)
Cash and cash equivalents at beginning of period	94,003	124,097
Cash and cash equivalents at end of period	$99,423	$93,555
Supplemental disclosures of cash flow information
Income taxes paid	$7,089	$5,342
Non-cash transactions:
Purchase of equipment included in accounts payable and accrued liabilities	$603	$311
Declaration of cash dividend to be paid	$4,580	$4,382
Repurchases of common stock included in accrued liabilities	$191	$318

CAPELLA UNIVERSITY
Other Information

	March 31
Enrollment by Degree (a):	2015	2014	% Change
PhD/Doctoral	10,233	10,743	(4.7)%
Master's	16,451	15,019	9.5%
Bachelor's	9,835	9,203	6.9%
Other	1,017	924	10.1%
Total	37,536	35,889	4.6%

(a) Enrollment as of March 31, 2015 and 2014 is the enrollment as of the last day of classes for the quarter ended March 31, 2015 and 2014, respectively.